Exhibit 99.1
Quantum Appoints William H. White as Chief Financial Officer
Seasoned finance executive brings growth-focused mindset to advancing Quantum’s long-term strategy

CENTENNIAL, Colo. — Feb. 2, 2026 — Quantum Corporation (Nasdaq: QMCO) today announced the appointment of William H. White as its Chief Financial Officer. White will lead Quantum’s global finance organization, including financial strategy and operations, capital structure initiatives, and investor relations, supporting the company’s next phase of growth and operational execution.
White brings more than two decades of experience transforming technology companies through disciplined financial leadership and strategic capital allocation. He is recognized for improving operational rigor and modernizing reporting and forecasting processes.
“Will brings an exceptional combination of financial discipline, operational leadership, and strategic vision to help drive Quantum’s execution at this stage of our journey,” said Hugues Meyrath, President and Chief Executive Officer of Quantum. “He has a proven ability to strengthen fundamentals while enabling growth, with invaluable experience scaling technology businesses. I look forward to working with him as we continue our efforts to deliver long-term value for customers, partners, and shareholders.”
Most recently, White served as CFO and Head of Revenue Operations at Emotive, a venture-backed SaaS company, where he led a three-year financial and operational turnaround that improved EBITDA by more than $30 million and culminated in a successful strategic exit. Earlier in his career, White was Managing Partner at Goldblum Lentz & Co., where he advised on mergers, acquisitions, and capital transactions. He has also led numerous enterprise system transformations, accelerating close cycles and improving financial transparency for executive teams and institutional investors.
“I am excited to join Quantum at such a pivotal time,” said White.“Quantum has a unique opportunity to lead in managing data across its entire lifecycle, especially as organizations are looking to retain all data to leverage AI. I look forward to working together with Hugues and the leadership team to strengthen execution, enhance financial performance, and support the company’s long-term growth strategy.”
White holds an MBA from the University of Denver and a B.A. from the University of Colorado Boulder.
As part of White’s compensation package and as an inducement material to his acceptance of employment with the company, the Leadership and Compensation Committee (Committee) of Quantum’s Board of Directors approved the grant of 25,000 restricted stock units, which will vest in three equal annual installments, and 25,000 performance-based restricted stock units, which will vest based on the achievement of performance metrics approved by the Committee. Both grants are subject to White’s continued employment and are expected to be effective March 2, 2026 under Quantum’s 2021 Inducement Plan.

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About Quantum
Quantum delivers end-to-end data management solutions designed for the AI era. With over four decades of experience, our data platform has allowed customers to extract the maximum value from their unique, unstructured data. From high-performance ingest that powers AI applications and demanding data-intensive workloads, to massive, durable data lakes to fuel AI models, Quantum delivers the most comprehensive and cost-efficient solutions. Leading organizations in life sciences, government, media and entertainment, research, and industrial technology trust Quantum with their most valuable asset – their data.
Quantum is listed on Nasdaq (QMCO). Quantum, the Quantum logo, and Scalar are registered trademarks of Quantum Corporation and its affiliates in the United States and/or other countries. All other trademarks are the property of their respective owners.
For more information, visit www.quantum.com.

Forward-Looking Statements
The information provided in this press release may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are largely based on our current expectations and projections about future events and financial trends affecting our business. Such forward-looking statements include, in particular, statements about the anticipated benefits of Quantum’s appointment of Mr. White as Chief Financial Officer as well as our business prospects, changes and trends in our business and the markets in which we operate.
These forward-looking statements may be identified by the use of terms and phrases such as "anticipates", "believes", "can", "could", "estimates", "expects", "forecasts", "intends", "may", "plans", "projects", "targets", "will", and similar expressions or variations of these terms and similar phrases. Additionally, statements concerning future matters and other statements regarding matters that are not historical are forward-looking statements. Investors are cautioned that these forward-looking statements relate to future events or our future performance and are subject to business, economic, and other risks, and uncertainties, both known and unknown, that may cause actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements.
These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, including without limitation, the following: the competitive pressures we face; risks associated with executing our strategy; the distribution of our products and the delivery of our services effectively; the development and transition of new products and services and the enhancement of existing products and services to meet customer needs and respond to emerging technological trends; and other risks that are described herein, including but not limited to the items discussed in "Risk Factors" in our filings with the SEC, including our Annual Report on Form 10-K filed with the SEC and any subsequent reports filed with the SEC. We do not intend to update or alter our forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Media Contact
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Sara Beth Fahey
quantum@matternow.com
401.351.9507